AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2003.
                                               REGISTRATION NO.: 333-102256
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------
                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                            GRUPO TELEVISA, S.A.
           (Exact name of Registrant as specified in its charter)

      UNITED MEXICAN STATES                                      NONE
         (State or other                                   (I.R.S. Employer
          jurisdiction                                   Identification No.)
 of incorporation or organization)

                         ------------------------

   AV. VASCO DE QUIROGA, NO. 2000                   DONALD J. PUGLISI
          COLONIA SANTA FE                        PUGLISI & ASSOCIATES
         01210 MEXICO, D.F.                   850 LIBRARY STREET, SUITE 204
               MEXICO                                 P.O. BOX 885
         (52) (555) 261-2000                     NEWARK, DELAWARE 19715
  (Address and telephone number of                   (302) 738-6680
       Registrant's principal                 (Name, address and telephone
      executive offices) (Zip Code)            number of agent for service

                         ------------------------

                   GRUPO TELEVISA, S.A. STOCK OPTION PLAN
                          (Full Title of the Plan)

                         ------------------------

                                 COPIES TO:
          JOSEPH A. STERN, ESQ.                  JUAN SEBASTIAN MIJARES ORTEGA
           KENNETH ROSH, ESQ.                        GRUPO TELEVISA, S.A.
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON      AVENIDA VASCO DE QUIROGA, NO. 2000
           ONE NEW YORK PLAZA                         01210 MEXICO, D.F.
        NEW YORK, NEW YORK 10004                            MEXICO
             (212) 859-8000                         (52) (555) 261-2000

                         ------------------------


                              CALCULATION OF REGISTRATION FEE
===========================================================================================
                                 AMOUNT       PROPOSED     PROPOSED MAXIMUM    AMOUNT
                                 TO BE         MAXIMUM        AGGREGATE          OF
    TITLE OF EACH CLASS OF     REGISTERED  OFFERING PRICE   OFFERING PRICE   REGISTRATION
  SECURITIES TO BE REGISTERED     (1)      PER UNIT (1)(2)      (1)(2)          FEE
-------------------------------------------------------------------------------------------
Series A Shares, without par
value (3)(4)................       1,850,000    $29.04        $53,724,000.00      $4,943.00
Series L Shares, without par
value (3)(4)................       1,450,000    $29.04        $42,108,000.00      $3,874.00
Series D Shares, without par
value (3)(4) ...............       1,450,000    $29.04        $42,108,000.00      $3,874.00
-------------------------------------------------------------------------------------------
Total.......................       4,750,000                                     $12,691.00
===========================================================================================

(1) This represents (i) the maximum aggregate projected amount of securities issuable under the Grupo Televisa, S.A. Stock Option Plan through December 31, 2008 and (ii) such indeterminate amount of securities that may be issued pursuant to the Grupo Televisa, S.A.
      Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Global
      Depositary Shares ("GDSs") on the New York Stock Exchange on December
      23, 2002.
(3) Ordinary Participation Certificates ("CPOs"), each representing financial interests in, and limited voting rights with respect to, one Series A Share, one Series L Share and one Series D Share issuable upon deposit of the Series A Shares, Series L Shares and Series D Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.
      33-71810). GDSs evidenced by Global Depositary Receipts issuable upon deposit of such CPOs have also been registered under the same registration statement on Form F-6. Each GDS represents twenty CPOs.

(4) All of the Series A Shares, Series L Shares and Series D Shares registered pursuant to this registration statement on Form S-8 have been or will be issued in the form of CPOs.

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


                             TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

PART II

Item 8.  Exhibits............................................................3

                                  PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

    EXHIBIT NUMBER               DESCRIPTION OF EXHIBITS
    --------------               -----------------------

          4.1 -- Amended and Restated Bylaws (Estatutos Sociales) of the Registrant, dated as of April 30, 2002, including a translation into English (previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2001 and incorporated herein by reference).

          5.1 -- Opinion of Mijares, Angoitia, Cortes y Fuentes, S.C. as to the legality of the CPOs and the Series A Shares, the Series L Shares and the Series D Shares underlying such CPOs.*

          23.1 -- Consents of PricewaterhouseCoopers.**

          23.2 -- Consent of Mijares, Angoitia, Cortes y Fuentes, S.C. (included in Exhibit 5.1).*

          24.1 -- Power of Attorney is included in the signature pages to the Registration Statement, dated December 30, 2002.**

          * This supersedes and replaces the original opinion and consent of Mijares, Angoitia, Cortes y Fuentes, S.C. which were filed in connection with the Registration Statement, dated December 30, 2002.

         **       Filed previously.

                                 SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on January 7, 2003.

                                   GRUPO TELEVISA, S.A.



                                    By:  /s/Rafael Carabias Principe
                                        ---------------------------------------
                                        Name:  Rafael Carabias Principe
                                        Title: Vice President of Administration



                                    By:  /s/Jorge Lutteroth Echegoyen
                                        ---------------------------------------
                                         Name:  Jorge Lutteroth Echegoyen
                                         Title: Controller and Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date first above indicated:


         SIGNATURE                            TITLE


   /s/Emilio Azcarraga Jean            Director,   Chairman   of   the   Board,
   ---------------------------------   President and Chief Executive Officer
   Emilio Azcarraga Jean


   /s/Maria Asuncion Aramburuzabala
         Larregui
   ---------------------------------   Director and Vice Chairwoman of the Board
   Maria Asuncion Aramburuzabala
         Larregui


   /s/ Juan Abello Gallo
   ---------------------------------   Director
          Juan Abello Gallo



   /s/Alfonso de Angoitia Noriega
   ---------------------------------   Director,  Executive  Vice President and
      Alfonso de Angoitia Noriega      Chief Financial Officer


   /s/Julio Barba Hurtado
   ---------------------------------   Director
         Julio Barba Hurtado


   /s/Jose Antonio Baston Patino
   ---------------------------------   Director
      Jose Antonio Baston Patino


   /s/Ana Patricia Botin O'Shea
   ---------------------------------   Director
      Ana Patricia Botin O'Shea


   /s/Manuel Jorge Cutillas Covani
   ---------------------------------   Director
     Manuel Jorge Cutillas Covani


   /s/Jaime Davila Urcullu
   ---------------------------------   Director
         Jaime Davila Urcullu


   /s/Carlos Fernandez Gonzalez
   ---------------------------------   Director
      Carlos Fernandez Gonzalez


   /s/Bernardo Gomez Martinez
   ---------------------------------   Director
       Bernardo Gomez Martinez


   /s/Claudio X. Gonzalez Laporte
   ---------------------------------   Director
      Claudio X. Gonzalez Laporte


   /s/Roberto Hernandez Ramirez
   ---------------------------------   Director
      Roberto Hernandez Ramirez


   /s/Enrique Krauze Kleinbort
   ---------------------------------   Director
       Enrique Krauze Kleinbort



   ---------------------------------   Director
      German Larrea Mota Velasco


   /s/Jorge Lutteroth Echegoyen
   ---------------------------------   Controller
       Jorge Lutteroth Echegoyen


   /s/Gilberto Perezalonso Cifuentes
   ---------------------------------   Director
    Gilberto Perezalonso Cifuentes


   /s/Alejandro Quintero Iniguez
   ---------------------------------   Director
     Alejandro Quintero Iniguez



   ---------------------------------   Director
     Fernando Senderos Mestre


   /s/Enrique F. Senior Hernandez
   ---------------------------------   Director
      Enrique F. Senior Hernandez


   /s/Lorenzo H. Zambrano Trevino
   ---------------------------------   Director
      Lorenzo H. Zambrano Trevino

                   SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Grupo Televisa, S.A., has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in the City of Newark, State of Delaware on January 7, 2003.


         SIGNATURE                            TITLE


   /s/Donald J. Puglisi
   ---------------------------------   Authorized Representative in the United
     Donald J. Puglisi                 States